UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Soliciting Material Pursuant to §240.14a-12

DUPONT PHOTOMASKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of an e-mail message sent to employees of DuPont Photomasks, Inc. on October 8, 2004 and which will be sent to former employees and other holders of stock options after October 8, 2004 upon inquiries related to stock options.

Prior to the closing of the recently announced transaction with Toppan, all current DPI policies and processes with respect to stock options and ESPP shares will remain in effect (except that, because the closing of the transaction is expected to occur in early 2005, there will be no further contributions to the ESPP after the current six-month enrollment period at the end of January 2005).  ESPP contributions made from the beginning of the current period through the earlier of closing or the end of the current enrollment period will be used to purchase DPMI common stock in accordance with the terms of the ESPP.

For example, persons who currently hold vested stock options for which the exercise price is lower than the current market price (sometimes called “in the money” options) that are exercisable in accordance with the terms of the applicable stock option plan and stock option agreements, may exercise them in accordance with those terms and DPI's normal policies and processes.  In addition, owners of shares acquired through the ESPP may sell them at any time.  Naturally, any of these actions would be subject to compliance with DPI's policies regarding insider trading, including the "trading windows" applicable to all "insiders."  Of course, every option holder and owner of ESPP shares should make their own personal decision as to whether, and when, to exercise options and/or sell ESPP shares.  And as has always been the case, the individual option holder or shareholder would be responsible for any taxes that are due on these proceeds.

At such point as the transaction with Toppan would close, for all vested and unvested options that are in effect in accordance with the terms of the applicable stock option plans and stock option agreements, for which the exercise price is BELOW $27.00, the option holder would receive cash equal to the difference between the exercise price of the option and $27.00.  In addition, each holder of any ESPP shares at that time would receive $27.00 per share.  (As is the case today, the individual option holder or shareholder would be responsible for any taxes that are due on these proceeds.  As we get closer to a possible closing date, we will also be developing the specific closing mechanics and determining whether normal brokerage fees would be applicable or not.)

For example, if at closing you have 100 stock options then in effect with an exercise price of $20 (whether or not they are vested at that time), at closing you would receive $700 ($27 less $20, multiplied by 100), less any applicable taxes and/or fees.

All vested and unvested options, for which the exercise price is ABOVE $27.00, would be cancelled at the closing of the transaction and no exercise of those options would be necessary or permitted.  Since DPI will no longer be a publicly traded company after closing, the stock option plan and ESPP will no longer be a part of our programs after that time.  DPI expects to work with Toppan to develop a long-term incentive program to be implemented after closing.

The transaction is subject to regulatory approvals and DuPont Photomasks shareholder approval and is expected to close in early 2005.  Of course, as with any transaction of this type, due to the need to obtain these approvals, we cannot guaranty that the transaction will close.

Please contact DPI’s stock plans administrator in Round Rock if you have any questions.

This document contains forward-looking statements that involve risks and uncertainties concerning Toppan’s proposed acquisition of DPI and the benefits of the pending acquisition. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. Potential risks and uncertainties regarding the acquisition include, among others, the requirement that DPI’s stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the Securities and Exchange Commission  ("SEC") and under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on DPI’s operating results and customer, supplier, employee and other relationships.  More information about potential factors that could affect DPI’s business and financial results is included in DPI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 which is on file with the SEC and available at the SEC’s website at www.sec.gov.  The forward-looking statements are made as of the release date hereof and DPI disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

DPI will file a proxy statement and other documents regarding the proposed merger described in this document with the SEC. DPI’s STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of DPI seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by DPI with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by DPI with the SEC may also be obtained free of cost by directing a request to: Investor Relations Department, DPI, 131 Old Settlers Boulevard, Round Rock, TX  78664, USA. You may also read and copy any reports, statements and other information filed by DPI at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, USA or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.  DPI and Toppan and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of DPI stockholders in connection with the proposed merger. Certain directors and executive officers of DPI may have interests in the merger, including employment agreements, severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of DPI common stock generally, and their interests will be described in the proxy statement that will be filed by DPI with the SEC.